[KMPG LETTERHEAD APPEARS HERE]


November 2, 1999





Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Cell Tech International Incorporated (formerly HumaScan Inc.) and, under the date of January 23, 1998, we reported on the financial statements of HumaScan Inc. as of December 31, 1997 and 1996 and for the period from December 27, 1994 (date of inception) to December 31, 1997, the years ended December 31, 1997 and 1996 and the period from December 27, 1994 (date of inception) to December 31, 1995. On October 26, 1999 we resigned. We have read Cell Tech International Incorporated's statements included under Item 4 of its Form 8-K dated November 2, 1999 and we agree with such statements that relate to our relationship with Cell Tech International Incorporated, except that we are not in a position to agree or disagree with Cell Tech International Incorporate's statements regarding its plans on retaining an accounting firm.

Very truly yours,





/s/ KPMG LLP
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    KPMG LLP